Exhibit 1.01

SolarEdge Technologies, Inc.

Conflict Minerals Report
For the calendar year ended December 31, 2019

1. Introduction

SolarEdge Technologies, Inc., together with its wholly-owned subsidiaries (“SolarEdge” or the “Company,” “we,” “our” or “us”), has prepared this Conflict Minerals Report pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and the requirements of Form SD (collectively, the “Rule”).

We have invented an intelligent inverter solution that has changed the way power is harvested and managed in a solar photovoltaic (“PV”) system. Our direct current (“DC”) optimized inverter system maximizes power generation at the individual PV module level while lowering the cost of energy produced by the solar PV system and providing comprehensive and advanced safety features. Our system consists of our power optimizers, inverters and cloud-based monitoring platform, and addresses a broad range of solar market segments, from residential solar installations to commercial and small utility-scale solar installations. Since we began commercial shipments in 2010, we have shipped approximately 18.1 gigawatts (“GW”) of our DC optimized inverter systems and our products have been installed in solar PV systems in 133 countries, as of March 31, 2020.

Our systems allow for superior power harvesting and module management relative to traditional inverter systems by deploying power optimizers at each PV module while maintaining a competitive system cost by keeping the alternating current (“AC”) inversion and grid interaction centralized using a simplified DC AC inverter. The entire system is monitored through our cloud-based monitoring platform that enables reduced system operation and maintenance (“O&M”) costs. Our system enables each PV module to operate at its own maximum power point (“MPP”), rather than a system-wide average, enabling dynamic response to real world conditions, such as atmospheric conditions, PV module aging, soiling and shading, and offering improved energy yield relative to traditional inverter systems. In addition to higher efficiency, our system’s installed cost-per-watt is competitive with traditional inverter systems of leading manufacturers and generally lower than comparable microinverter systems of leading manufacturers. Furthermore, our architecture allows for complex rooftop system designs and enhanced safety and reliability. Our technology and system architecture were protected by 359 awarded patents and 282 patent applications filed worldwide, as of March 31, 2020 We also have protection for some of our battery-related technology through our subsidiary, Kokam Co., Ltd. with 151 awarded patents and 5 pending applications.

We were founded in 2006 and began commercial shipments in 2010. As of March 31, 2020, we have shipped approximately 54.9 million power optimizers and 2.3 million inverters. We estimate that approximately 1.5 million installations, many of which may include multiple inverters, are currently connected to, and monitored through, our cloud-based monitoring platform.

2. Overview; Applicability of Conflict Minerals Rule to SolarEdge

SolarEdge has performed an internal assessment and determined that certain Conflict Minerals are necessary to the functionality or production of our products. Accordingly, for the purposes of this assessment, all of the products that were in production in the calendar year 2019 were considered (the “Covered Products”).

SolarEdge is several levels removed from the mining of minerals (Conflict Minerals or otherwise). We also do not make purchases of raw ore or unrefined minerals and make no purchases in the Democratic Republic of Congo (“DRC”) or an adjoining country (together, the “Covered Countries”). SolarEdge therefore has limited influence over the sourcing of the necessary Conflict Minerals in the products that it manufactures or contracts to manufacture (we sometimes refer herein to these products that contain necessary Conflict Minerals as “in-scope products”). In addition, due to its position in the supply chain, SolarEdge depends upon its suppliers for information concerning the origin of the Conflict Minerals contained in its in-scope products. However, through the efforts described in this Conflict Minerals Report, SolarEdge seeks to ensure that its suppliers source responsibly. Minerals including tantalum, tin, tungsten and gold (“3TG”) are classified as “Conflict Minerals” and are necessary to the functionality or production of certain products that we manufacture or contract to manufacture. As such, we are subject to the Rule with respect to those necessary Conflict Minerals. The Rule requires us to conduct in good faith a reasonable country of origin inquiry (“RCOI”) into those necessary Conflict Minerals to determine whether they originated in the Covered Countries or are from recycled or scrap sources. If, as a result of our RCOI procedures, we know that any of our necessary Conflict Minerals originated in a covered country and are not from recycled or scrap materials, or if we have reason to believe that our necessary Conflict Minerals may have originated in a covered country and have reason to believe that they may not be from recycled or scrap sources, then we are required to exercise due diligence to determine the source and chain of custody of such Conflict Minerals to conclude if they are DRC conflict-free or not.

3. Description of Product Identification and RCOI Processes

We have concluded that, during the 2019 calendar year, we have manufactured and contracted to manufacture products containing certain Conflict Minerals. As such, we conducted an RCOI process to determine whether any of the Conflict Minerals originated, or may have originated, in the Covered Countries and whether such Conflict Minerals originated from recycled or scrap sources.

We conducted an assessment to determine which of our direct suppliers may be providing components of our products that are likely to contain Conflict Minerals. We employed a collaborative process to identify the applicable list of components and suppliers to focus our efforts, consulting with members of our supply chain department including suppliers, senior management and other individuals familiar with the manufacturing and component sourcing processes. We verified with such personnel that the population of components and suppliers was complete and comprehensive for our 2019 products. We then identified the list of suppliers that we directly procured materials from (“tier one” or “direct” suppliers) to survey. This list includes suppliers that supplied components to our third-party equipment manufacturers on our behalf and those suppliers from whom we purchased components directly, all between January 1, 2019 and December 31, 2019.

We used a Conflict Minerals Reporting Template (the “CMRT” or the “Template”), which was developed by the Responsible Minerals Initiative (RMI) (formerly the Conflict-Free Sourcing Initiative) to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. Our RCOI consisted of surveying tier one suppliers confirmed to have supplied products or components to us that contain Conflict Minerals that are used to manufacture our products.

SolarEdge identified 1,060 suppliers (the “Suppliers”) that provided components for products manufactured during the calendar year 2019. Of those Suppliers, SolarEdge’s outreach was to all suppliers that provided components, parts or products that SolarEdge determined contained or potentially contained necessary Conflict Minerals. In connection with its scoping determination, SolarEdge reviewed product specifications, supply chain records and bills of material, made internal engineering and supplier inquiries, commissioned Assent Compliance (“Assent”), an independent third-party consultant, and made use of other information known to it regarding the materials composition of its products.

4. Reasonable Country of Origin Inquiry (RCOI)

As required by the Rule, SolarEdge conducted a “reasonable country of origin inquiry” with respect to calendar year 2019. Our outreach included 1,060 suppliers that provided components, parts or products that SolarEdge determined contained or potentially contained necessary Conflict Minerals incorporated into products manufactured by us. In connection with this examination, SolarEdge reviewed product specifications, supply chain records and bills of material, made internal engineering and supplier inquiries and utilized other information known to us regarding the materials composition of our products.

In order to identify the source of those components, parts and products, SolarEdge sent letters to its suppliers, informing them of the Rule and SolarEdge's policy on Conflict Minerals, asking them to comply with the Rule. We also requested that suppliers upload completed CMRTs version 5.12 directly to ACM, a software-as-a-service (SaaS) platform provided by Assent that enables users to complete and track supplier communications, for validation, assessment and management. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. The results of data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require further clarifications or improvement. Training and education to guide suppliers on best practices and use of the CMRT template was included. Since some suppliers may remain unresponsive to feedback, we track program gaps to account for future improvement opportunities. We also enabled suppliers to contact SolarEdge directly and provide a CMRT report using version 5.12. We used these methods  to query and transmit sourcing information along the supply chain. The CMRT includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. The total number of Suppliers who delivered satisfactory CMRT was 301.

We compared the smelters and refiners identified in the surveys against the lists of facilities which have received a conflict free designation by the Responsible Minerals Assurance Process (“RMAP”), a program of RMI, or other independent third-party audit program. We rely on the RMAP as an independent third-party audit solution through which mineral sources are identified and independently evaluated. We do not have direct relationship with smelters and refiners , and do not perform direct audits of these entities within the supply chain.

When suppliers provided us with chain surveys containing incomplete or potentially inaccurate information, we followed up with such suppliers to seek additional clarifying information. Unresponsive suppliers were contacted on a regular basis both by automatic emails, manual outreach, and in certain nonresponsive cases, through telephone.

For 2019, SolarEdge identified 297 smelters and refiners that processed or may have processed the necessary Conflict Minerals contained in our in-scope products, as described in the Smelter and Refiner list attached as Annex A as well as in the Country of Origin Information attached as Annex B.

Pursuant to the Conflict Minerals Rule, based on the results of its reasonable country of origin inquiry, SolarEdge was required to conduct due diligence for 2019. Because we were unable to identify the source of all products in our supply chain, our reasonable country of origin inquiry utilized the same processes and procedures as our due diligence. These processes and procedures are described below.

Due Diligence

Design of Due Diligence

SolarEdge utilizes due diligence measures relating to Conflict Minerals that are intended to conform with, in all material respects, the criteria set forth in the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition 2016) (the “OECD Guidance”). The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Our Conflict Minerals due diligence process includes: a Conflict Minerals Policy, a governance charter with cross-functional team members and senior executives, communication to, and engagement of, suppliers, due diligence compliance process and measurement, record-keeping and escalation procedures. We report to the Audit Committee and the Board of Directors with respect to our due diligence process and compliance obligations. Selected elements of our program design are discussed below.

Due Diligence Performed

Step 1: Establish Strong Company Management Systems

SolarEdge's Code of Conduct defines the company's overall principles and commitment towards legal compliance, ethical conduct, human rights, anti-corruption work and environmental protection. These high expectations extend to SolarEdge's partners, subcontractors and suppliers, whom we encourage to strive beyond merely fulfilling legal compliance. SolarEdge has adopted a Conflict Mineral Policy which provides further clarification to the principles of the Code of Conduct and SolarEdge's human rights approach regarding illegal trade of natural resources.

As part of our policy, SolarEdge is committed to respect human rights and the environment in accordance with accepted international conventions and practices, and we strive to ensure that all materials used in our products come from socially and environmentally responsible sources.

We communicate our policy to our suppliers and it is available at: http://media.corporate-ir.net/media_files/IROL/25/253935/SolarEdge_CM%20Policy_comments_%20v7%20clean.pdf (the “Conflict Minerals Policy”). In addition, in support of our compliance efforts, we have established a steering committee for enforcement of this Conflict Minerals Policy. The steering committee team consists of senior staff under SolarEdge’s legal department, supply chain management group and core technologies. The team members have been made aware of the Conflict Minerals Rule, the OECD Guidance, SolarEdge’s Conflict Minerals Policy and governance charter and have established SolarEdge’s procedures for reviewing and validating supplier responses to its inquiries.

The SolarEdge Conflict Minerals Policy includes a grievance mechanism whereby employees and suppliers can report suspected violations of the policy.

SolarEdge also utilizes an independent third-party consultant to advise it on certain aspects of its compliance, as well as a third-party software provider as a basis for to enhance the supplier data collection process and help minimize responsible sourcing risks.
The following steps have also been adopted:

1.	Implementing a system of controls and transparency over the mineral supply chain through the use of the CMRT.
2.	Maintaining records relating to our Conflict Minerals program for 5 years. We store all of the information and findings in a database that can be audited by internal or external parties.
3.
Implementing standard contract language requiring suppliers to agree to timely respond and conduct an appropriate due diligence inquiry following any request by SolarEdge for information on any goods delivered containing Conflict Minerals, as defined under the Rule.

Step 2. Identify and Assess Risks in the Supply Chain

To assist us with our supply chain due diligence, we engaged an independent third-party consultant for conducting outreach to our Suppliers and archiving responses from Suppliers. We conducted a supply chain survey requesting direct suppliers to identify smelters and refiners and country of origin, through use of the Template.

We, in conjunction with our independent third-party consultant, reviewed our entire known component and outsourced manufacturing supply chain for the calendar year 2019, which consisted of approximately 10601 suppliers. Our outreach included 1,060 Suppliers that provided components, parts or products that were determined by SolarEdge to contain or potentially contain necessary Conflict Minerals and that were incorporated into products manufactured by us. The responses were reviewed against criteria developed internally and, where necessary, we reached out for further engagement and to receive additional information from our suppliers. These criteria included untimely or incomplete responses, as well as inconsistencies within the data reported in the Template. We worked directly with these suppliers to receive revised responses.

We compared the RMI validated smelter list against those smelters identified by our suppliers and, as described in our Conflict Minerals Policy, SolarEdge does not purchase Conflict Minerals directly from mines, smelters or refiners. Tracing minerals to their sources is a challenge that requires us to rely on our suppliers in our efforts to achieve supply chain transparency, including for obtaining information regarding the origin of the Conflict Minerals.

Risk mitigation activities are initiated whenever a supplier’s CMRT reports a facility of concern. Suppliers with submissions that included any smelters of concern were immediately provided with feedback instructing the supplier to take their own independent risk mitigation activities. Examples include a submission of a product level CMRT to better identify the connection to products that they supply to SolarEdge. Suppliers are given clear performance objectives and within reasonable timeframes with the ultimate goal of elimination of smelters of concern from the supply chain. In addition, suppliers are guided to the educational resources on mitigating the risk identified through the CMRT collection process.

1 The significant increase in number of suppliers compared to previous years is due to our recent acquisitions and expansion of operations, as further detailed in our SEC periodic reports.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

We work with a significant number of suppliers and they are diverse in terms of size. Based on our research from publicly available data, 52 of our Suppliers that replied, which represent 16.45% (52 out of 316 Suppliers), are also SEC registrants and subject to the Rule. After SolarEdge receives CMRT responses from Suppliers, it reviews the responses. SolarEdge follows up with Suppliers whose CMRT appears to be incomplete or contain errors or inaccuracies, requesting that the Supplier submit a revised response. For illustration purposes, the following are some of the steps that SolarEdge takes in this process: 1) verifying smelters according to RMI smelters list; 2) validating questions in the CMRT file and ensuring that the answers are logical and reasonable, and 3) verifying and cross checking between the smelter location and the RMI smelter approved list. Any smelter’s location in the DRC which is not RMI approved is flagged for further review.

If a completed CMRT indicates a smelter or refiner, SolarEdge reviews this information against the Standard Smelter Names tab of the CMRT and the lists of “compliant” and “active” smelters and refiners published by the RMI. If an indicated smelter or refiner is not listed on the Standard Smelter Names tab or the Commerce Department List, or listed as compliant by the RMI, SolarEdge requests the assistance of the supplier or contacts the listed entity to attempt to determine whether that entity is actually a smelter or refiner, the mine or location of origin of the Conflict Minerals processed by the smelter or refiner and whether it is known to obtain Conflict Minerals from sources that directly or indirectly finance or benefit armed groups in any of the Covered Countries.

SolarEdge reports back to senior management, summarizing our risk mitigation efforts.

Step 4. Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

SolarEdge does not have a direct relationship with 3TG smelters and refiners. As a result, SolarEdge does not perform direct audits of these entities within its supply chain, but rather relies on due diligence performed by organizations such as the Responsible Minerals Assurance Process (“RMAP”).  Our independent third-party service provider, Assent, also directly contacted smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facilities’ sourcing practices on behalf of its compliance partners. SolarEdge is a signatory of this communication in accordance with the requirements of downstream companies detailed in the OECD Guidance..

Step 5. Report Annually on Supply Chain Due Diligence

SolarEdge files a Form SD and, to the extent required, a Conflict Minerals Report, with the Securities and Exchange Commission and makes these filings publicly available on the Company’s corporate website at http://investors.solaredge.com/phoenix.zhtml?c=253935&p=irol-govHighlights.

Results of Assessment

Based on the information obtained through the due diligence process described above, we do not have sufficient information to determine the products containing Conflict Minerals and/or the country of origin of the Conflict Minerals in those products and/or the facilities used to process Conflict Minerals in those products.

Tracing minerals back to the mine of origin is a complex aspect of responsible sourcing in our supply chain. By adopting methodology outlined by the RMI’s joint industry programs and outreach initiatives and requiring that our Suppliers conform with standards that meet the OECD guidelines and report to us using the Template, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or location of origin of the 3TG in our supply chain and responses to such inquiries represent the most reasonable source information available. Through this joint industry effort, we have made reasonable efforts to make a reasonable determination of the mines or locations of origin of the 3TG in our supply chain. We were unable, however, to ascertain the specific country of origin and/or chain of custody of all necessary Conflict Minerals processed by the facilities that contributed to our Covered Products.

SolarEdge approached 1,060 suppliers. Out of these:

Number of suppliers who replied (response rate): 316(30%). - Out of these:

Number of suppliers who provided data at a company level: 245 (77%)
Number of suppliers who provided data at a product level: 55 (16%) Number of suppliers which provided data according to a custom made description: 22 (7%)
Number of suppliers which were classified as “Free no 3TG”: 106 ( 33.5%) Number of suppliers which were classified as “Non-DRC 3TGs”: 75 (23.7%)
Number of suppliers which were classified as "DRC conflict free" (from DRC, all SORs are certified): 70 ( 22.2%)

Number of suppliers which were classified as “DRC Conflict Undeterminable”": 62 ( 20.62%)

Smelter and Refiner list attached as Annex A as well as in the Country of Origin Information attached as Annex B.

Smelters and refiners verified as conflict-free or in the audit process (297):

	Comply & Active	Total
Tin	47 (82.5%)	57
Tantalum	38 (100%)	38
Tungstan	45 (93.5%)	48
Gold	108 (70%)	154
Total	238	297

Status of identified smelters and refiners:

Comply - Verified Conflict Free	234 (79%)
Active - Participating in an audit process	4 (1%)
Listed but not active	16 (5%)
Outreach required	36 (12%)
Non Conformant	7 (3%)
Total	297

Improvement to Mitigate Risks

As we further develop our due diligence program, we intend to enhance supplier communication and escalation processes to improve due diligence data accuracy and completion, and continue to influence additional smelters to be designated as “conflict-free”, where possible. To the extent we are not able to determine in the future that we are sourcing from non-conflict-free smelters, we plan to move toward using conflict-free smelters within a reasonable time frame. We also intend to request of any of our suppliers, that we have reason to believe are supplying us with 3TG from sources that may support conflict in the Covered Countries that they establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance.

We understand that supply chain due diligence is a dynamic process and requires on-going risk monitoring. Therefore, after implementing our risk mitigation strategy, SolarEdge intends to go back to Step 2 of the OECD guidelines to ensure effective management of risks.

 Cautionary Note on Forward-Looking Statements

This Report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this Report that are not strictly historical statements, including without limitation, SolarEdge’s intentions, expectations, and future results regarding further supplier engagement, and risk mitigation efforts and strategy, constitute forward-looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency, and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete, and detailed information, and limitations on SolarEdge’s ability to verify the accuracy or completeness of any information received from Suppliers or others.

Annex A

Standard Smelter Name
CID002763	8853 S.p.A.	Gold	ITALY	Conformant
CID002708	Abington Reldan Metals, LLC	Gold	UNITED STATES OF AMERICA	Non Conformant
CID000015	Advanced Chemical Company	Gold	UNITED STATES OF AMERICA	Conformant
CID003185	African Gold Refinery	Gold	UGANDA	Outreach Required
CID000019	Aida Chemical Industries Co., Ltd.	Gold	JAPAN	Conformant
CID002560	Al Etihad Gold Refinery DMCC	Gold	UNITED ARAB EMIRATES	Conformant
CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	GERMANY	Conformant
CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	Gold	UZBEKISTAN	Conformant
CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	Gold	BRAZIL	Conformant
CID000077	Argor-Heraeus S.A.	Gold	SWITZERLAND	Conformant
CID000082	Asahi Pretec Corp.	Gold	JAPAN	Conformant
CID000924	Asahi Refining Canada Ltd.	Gold	CANADA	Conformant
CID000920	Asahi Refining USA Inc.	Gold	UNITED STATES OF AMERICA	Conformant

CID000090	Asaka Riken Co., Ltd.	Gold	JAPAN	Conformant
CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	TURKEY	Due Diligence Vetting Process
CID002850	AU Traders and Refiners	Gold	SOUTH AFRICA	Conformant
CID000113	Aurubis AG	Gold	GERMANY	Conformant
CID002863	Bangalore Refinery	Gold	INDIA	Conformant
CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	PHILIPPINES	Conformant
CID000157	Boliden AB	Gold	SWEDEN	Conformant
CID000176	C. Hafner GmbH + Co. KG	Gold	GERMANY	Conformant
CID000180	Caridad	Gold	MEXICO	Communication Suspended - Not Interested
CID000185	CCR Refinery - Glencore Canada Corporation	Gold	CANADA	Conformant
CID000189	Cendres + Metaux S.A.	Gold	SWITZERLAND	Conformant
CID003382	CGR Metalloys Pvt Ltd.	Gold	INDIA	Outreach Required
CID000233	Chimet S.p.A.	Gold	ITALY	Conformant
CID000264	Chugai Mining	Gold	JAPAN	Conformant
CID000343	Daye Non-Ferrous Metals Mining Ltd.	Gold	CHINA	In Communication
CID002867	Degussa Sonne / Mond Goldhandel GmbH	Gold	GERMANY	Outreach Required
CID003348	Dijllah Gold Refinery FZC	Gold	UNITED ARAB EMIRATES	In Communication
CID000362	DODUCO Contacts and Refining GmbH	Gold	GERMANY	Conformant
CID000401	Dowa	Gold	JAPAN	Conformant
CID003195	DS PRETECH Co., Ltd.	Gold	KOREA, REPUBLIC OF	Conformant
CID000359	DSC (Do Sung Corporation)	Gold	KOREA, REPUBLIC OF	Conformant

CID000425	Eco-System Recycling Co., Ltd. East Plant	Gold	JAPAN	Conformant
CID003424	Eco-System Recycling Co., Ltd. North Plant	Gold	JAPAN	Conformant
CID003425	Eco-System Recycling Co., Ltd. West Plant	Gold	JAPAN	Conformant
CID002561	Emirates Gold DMCC	Gold	UNITED ARAB EMIRATES	Conformant
CID002515	Fidelity Printers and Refiners Ltd.	Gold	ZIMBABWE	Due Diligence Vetting Process
CID002584	Fujairah Gold FZC	Gold	UNITED ARAB EMIRATES	Outreach Required
CID002852	GCC Gujrat Gold Centre Pvt. Ltd.	Gold	INDIA	In Communication
CID002459	Geib Refining Corporation	Gold	UNITED STATES OF AMERICA	Conformant
CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	CHINA	Conformant
CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	Gold	CHINA	Outreach Required
CID002312	Guangdong Jinding Gold Limited	Gold	CHINA	Outreach Required
CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold	CHINA	Outreach Required
CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold	CHINA	Outreach Required
CID000694	Heimerle + Meule GmbH	Gold	GERMANY	Conformant
CID000707	Heraeus Metals Hong Kong Ltd.	Gold	CHINA	Conformant
CID000711	Heraeus Precious Metals GmbH & Co. KG	Gold	GERMANY	Conformant
CID000767	Hunan Chenzhou Mining Co., Ltd.	Gold	CHINA	Outreach Required
CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Gold	CHINA	Outreach Required

CID000778	HwaSeong CJ CO., LTD.	Gold	KOREA, REPUBLIC OF	Communication Suspended - Not Interested
CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CHINA	Conformant
CID002562	International Precious Metal Refiners	Gold	UNITED ARAB EMIRATES	Outreach Required
CID000807	Ishifuku Metal Industry Co., Ltd.	Gold	JAPAN	Conformant
CID000814	Istanbul Gold Refinery	Gold	TURKEY	Conformant
CID002765	Italpreziosi	Gold	ITALY	Conformant
CID000823	Japan Mint	Gold	JAPAN	Conformant
CID000855	Jiangxi Copper Co., Ltd.	Gold	CHINA	Conformant
CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed
CID000929	JSC Uralelectromed	Gold	RUSSIAN FEDERATION	Conformant
CID000937	JX Nippon Mining & Metals Co., Ltd.	Gold	JAPAN	Conformant
CID002563	Kaloti Precious Metals	Gold	UNITED ARAB EMIRATES	RMI Due Diligence Review - Unable to Proceed
CID000956	Kazakhmys Smelting LLC	Gold	KAZAKHSTAN	In Communication
CID000957	Kazzinc	Gold	KAZAKHSTAN	Conformant
CID000969	Kennecott Utah Copper LLC	Gold	UNITED STATES OF AMERICA	Conformant
CID002511	KGHM Polska Miedz Spolka Akcyjna	Gold	POLAND	Conformant
CID000981	Kojima Chemicals Co., Ltd.	Gold	JAPAN	Conformant
CID002605	Korea Zinc Co., Ltd.	Gold	KOREA, REPUBLIC OF	Conformant

CID001029	Kyrgyzaltyn JSC	Gold	KYRGYZSTAN	Conformant
CID002865	Kyshtym Copper-Electrolytic Plant ZAO	Gold	RUSSIAN FEDERATION	Outreach Required
CID001032	L'azurde Company For Jewelry	Gold	SAUDI ARABIA	RMI Due Diligence Review - Unable to Proceed
CID001056	Lingbao Gold Co., Ltd.	Gold	CHINA	Outreach Required
CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold	CHINA	Outreach Required
CID002762	L'Orfebre S.A.	Gold	ANDORRA	Conformant
CID001078	LS-NIKKO Copper Inc.	Gold	KOREA, REPUBLIC OF	Conformant
CID000689	LT Metal Ltd.	Gold	KOREA, REPUBLIC OF	Conformant
CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold	CHINA	Outreach Required
CID002606	Marsam Metals	Gold	BRAZIL	Conformant
CID001113	Materion	Gold	UNITED STATES OF AMERICA	Conformant
CID001119	Matsuda Sangyo Co., Ltd.	Gold	JAPAN	Conformant
CID001149	Metalor Technologies (Hong Kong) Ltd.	Gold	CHINA	Conformant
CID001152	Metalor Technologies (Singapore) Pte., Ltd.	Gold	SINGAPORE	Conformant
CID001147	Metalor Technologies (Suzhou) Ltd.	Gold	CHINA	Conformant
CID001153	Metalor Technologies S.A.	Gold	SWITZERLAND	Conformant
CID001157	Metalor USA Refining Corporation	Gold	UNITED STATES OF AMERICA	Conformant
CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	MEXICO	Conformant
CID001188	Mitsubishi Materials Corporation	Gold	JAPAN	Conformant
CID001193	Mitsui Mining and Smelting Co., Ltd.	Gold	JAPAN	Conformant

CID002509	MMTC-PAMP India Pvt., Ltd.	Gold	INDIA	Conformant
CID002857	Modeltech Sdn Bhd	Gold	MALAYSIA	Non Conformant
CID002282	Morris and Watson	Gold	NEW ZEALAND	Communication Suspended - Not Interested
CID001204	Moscow Special Alloys Processing Plant	Gold	RUSSIAN FEDERATION	Conformant
CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	TURKEY	Conformant
CID001236	Navoi Mining and Metallurgical Combinat	Gold	UZBEKISTAN	Outreach Required
CID003189	NH Recytech Company	Gold	KOREA, REPUBLIC OF	Non Conformant
CID001259	Nihon Material Co., Ltd.	Gold	JAPAN	Conformant
CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	AUSTRIA	Conformant
CID001325	Ohura Precious Metal Industry Co., Ltd.	Gold	JAPAN	Conformant
CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Gold	RUSSIAN FEDERATION	Conformant
CID000493	OJSC Novosibirsk Refinery	Gold	RUSSIAN FEDERATION	Conformant
CID001352	PAMP S.A.	Gold	SWITZERLAND	Conformant
CID002872	Pease & Curren	Gold	UNITED STATES OF AMERICA	Outreach Required
CID001362	Penglai Penggang Gold Industry Co., Ltd.	Gold	CHINA	Outreach Required
CID002919	Planta Recuperadora de Metales SpA	Gold	CHILE	Conformant
CID001386	Prioksky Plant of Non-Ferrous Metals	Gold	RUSSIAN FEDERATION	Conformant
CID001397	PT Aneka Tambang (Persero) Tbk	Gold	INDONESIA	Conformant
CID001498	PX Precinox S.A.	Gold	SWITZERLAND	Conformant
CID003324	QG Refining, LLC	Gold	UNITED STATES OF AMERICA	Outreach Required

CID001512	Rand Refinery (Pty) Ltd.	Gold	SOUTH AFRICA	Conformant
CID000522	Refinery of Seemine Gold Co., Ltd.	Gold	CHINA	Outreach Required
CID002582	REMONDIS PMR B.V.	Gold	NETHERLANDS	Conformant
CID001534	Royal Canadian Mint	Gold	CANADA	Conformant
CID002761	SAAMP	Gold	FRANCE	Conformant
CID001546	Sabin Metal Corp.	Gold	UNITED STATES OF AMERICA	Outreach Required
CID002973	Safimet S.p.A	Gold	ITALY	Conformant
CID002290	SAFINA A.S.	Gold	CZECH REPUBLIC	Active
CID002853	Sai Refinery	Gold	INDIA	Outreach Required
CID001555	Samduck Precious Metals	Gold	KOREA, REPUBLIC OF	Conformant
CID001562	Samwon Metals Corp.	Gold	KOREA, REPUBLIC OF	Communication Suspended - Not Interested
CID002777	SAXONIA Edelmetalle GmbH	Gold	GERMANY	Conformant
CID001585	SEMPSA Joyeria Plateria S.A.	Gold	SPAIN	Conformant
CID002525	Shandong Humon Smelting Co., Ltd.	Gold	CHINA	Outreach Required
CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold	CHINA	Outreach Required
CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CHINA	Conformant
CID001736	Sichuan Tianze Precious Metals Co., Ltd.	Gold	CHINA	Conformant
CID002516	Singway Technology Co., Ltd.	Gold	TAIWAN, PROVINCE OF CHINA	Conformant
CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	RUSSIAN FEDERATION	Conformant

CID001761	Solar Applied Materials Technology Corp.	Gold	TAIWAN, PROVINCE OF CHINA	Conformant
CID003383	Sovereign Metals	Gold	INDIA	Outreach Required
CID003153	State Research Institute Center for Physical Sciences and Technology	Gold	LITHUANIA	Outreach Required
CID002567	Sudan Gold Refinery	Gold	SUDAN	Outreach Required
CID001798	Sumitomo Metal Mining Co., Ltd.	Gold	JAPAN	Conformant
CID002918	SungEel HiMetal Co., Ltd.	Gold	KOREA, REPUBLIC OF	Conformant
CID002580	T.C.A S.p.A	Gold	ITALY	Conformant
CID001875	Tanaka Kikinzoku Kogyo K.K.	Gold	JAPAN	Conformant
CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	Gold	CHINA	Conformant
CID001938	Tokuriki Honten Co., Ltd.	Gold	JAPAN	Conformant
CID001947	Tongling Nonferrous Metals Group Co., Ltd.	Gold	CHINA	Outreach Required
CID002587	Tony Goetz NV	Gold	BELGIUM	Non Conformant
CID002615	TOO Tau-Ken-Altyn	Gold	KAZAKHSTAN	Conformant
CID001955	Torecom	Gold	KOREA, REPUBLIC OF	Conformant
CID001977	Umicore Brasil Ltda.	Gold	BRAZIL	Conformant
CID002314	Umicore Precious Metals Thailand	Gold	THAILAND	Conformant
CID001980	Umicore S.A. Business Unit Precious Metals Refining	Gold	BELGIUM	Conformant
CID001993	United Precious Metal Refining, Inc.	Gold	UNITED STATES OF AMERICA	Conformant
CID002003	Valcambi S.A.	Gold	SWITZERLAND	Conformant
CID002030	Western Australian Mint (T/a The Perth Mint)	Gold	AUSTRALIA	Conformant

CID002778	WIELAND Edelmetalle GmbH	Gold	GERMANY	Conformant
CID002100	Yamakin Co., Ltd.	Gold	JAPAN	Conformant
CID002129	Yokohama Metal Co., Ltd.	Gold	JAPAN	Conformant
CID000197	Yunnan Copper Industry Co., Ltd.	Gold	CHINA	Outreach Required
CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CHINA	Conformant
CID000092	Asaka Riken Co., Ltd.	Tantalum	JAPAN	Conformant
CID000211	Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CHINA	Conformant
CID003402	CP Metals Inc.	Tantalum	UNITED STATES OF AMERICA	Conformant
CID002504	D Block Metals, LLC	Tantalum	UNITED STATES OF AMERICA	Conformant
CID000456	Exotech Inc.	Tantalum	UNITED STATES OF AMERICA	Conformant
CID000460	F&X Electro-Materials Ltd.	Tantalum	CHINA	Conformant
CID002505	FIR Metals & Resource Ltd.	Tantalum	CHINA	Conformant
CID002558	Global Advanced Metals Aizu	Tantalum	JAPAN	Conformant
CID002557	Global Advanced Metals Boyertown	Tantalum	UNITED STATES OF AMERICA	Conformant
CID000616	Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	CHINA	Conformant
CID002544	H.C. Starck Co., Ltd.	Tantalum	THAILAND	Conformant
CID002547	H.C. Starck Hermsdorf GmbH	Tantalum	GERMANY	Conformant
CID002548	H.C. Starck Inc.	Tantalum	UNITED STATES OF AMERICA	Conformant
CID002549	H.C. Starck Ltd.	Tantalum	JAPAN	Conformant

CID002550	H.C. Starck Smelting GmbH & Co. KG	Tantalum	GERMANY	Conformant
CID002545	H.C. Starck Tantalum and Niobium GmbH	Tantalum	GERMANY	Conformant
CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CHINA	Conformant
CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CHINA	Conformant
CID002842	Jiangxi Tuohong New Raw Material	Tantalum	CHINA	Conformant
CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CHINA	Conformant
CID000917	Jiujiang Tanbre Co., Ltd.	Tantalum	CHINA	Conformant
CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CHINA	Conformant
CID002539	KEMET Blue Metals	Tantalum	MEXICO	Conformant
CID001076	LSM Brasil S.A.	Tantalum	BRAZIL	Conformant
CID001163	Metallurgical Products India Pvt., Ltd.	Tantalum	INDIA	Conformant
CID001175	Mineracao Taboca S.A.	Tantalum	BRAZIL	Conformant
CID001192	Mitsui Mining and Smelting Co., Ltd.	Tantalum	JAPAN	Conformant
CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CHINA	Conformant
CID001200	NPM Silmet AS	Tantalum	ESTONIA	Conformant
CID002847	PRG Dooel	Tantalum	NORTH MACEDONIA, REPUBLIC OF	Conformant
CID001508	QuantumClean	Tantalum	UNITED STATES OF AMERICA	Conformant
CID002707	Resind Industria e Comercio Ltda.	Tantalum	BRAZIL	Conformant
CID001769	Solikamsk Magnesium Works OAO	Tantalum	RUSSIAN FEDERATION	Conformant
CID001869	Taki Chemical Co., Ltd.	Tantalum	JAPAN	Conformant

CID001891	Telex Metals	Tantalum	UNITED STATES OF AMERICA	Conformant
CID001969	Ulba Metallurgical Plant JSC	Tantalum	KAZAKHSTAN	Conformant
CID002508	XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CHINA	Conformant
CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	CHINA	Conformant
CID000292	Alpha	Tin	UNITED STATES OF AMERICA	Conformant
CID002703	An Vinh Joint Stock Mineral Processing Company	Tin	VIET NAM	Outreach Required
CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CHINA	Conformant
CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	Tin	CHINA	Conformant
CID001070	China Tin Group Co., Ltd.	Tin	CHINA	Conformant
CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	Tin	CHINA	Non Conformant
CID000402	Dowa	Tin	JAPAN	Conformant
CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin	VIET NAM	Non Conformant
CID000438	EM Vinto	Tin	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
CID000448	Estanho de Rondonia S.A.	Tin	BRAZIL	In Communication
CID000468	Fenix Metals	Tin	POLAND	Conformant
CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	Tin	CHINA	Outreach Required
CID000942	Gejiu Kai Meng Industry and Trade LLC	Tin	CHINA	Conformant

CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CHINA	Conformant
CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	CHINA	Conformant
CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin	CHINA	Conformant
CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	CHINA	Conformant
CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	Tin	CHINA	Conformant
CID002844	HuiChang Hill Tin Industry Co., Ltd.	Tin	CHINA	Conformant
CID000760	Huichang Jinshunda Tin Co., Ltd.	Tin	CHINA	Conformant
CID001231	Jiangxi New Nanshan Technology Ltd.	Tin	CHINA	Conformant
CID003379	Ma'anshan Weitai Tin Co., Ltd.	Tin	CHINA	Conformant
CID002468	Magnu's Minerais Metais e Ligas Ltda.	Tin	BRAZIL	Conformant
CID001105	Malaysia Smelting Corporation (MSC)	Tin	MALAYSIA	Conformant
CID002500	Melt Metais e Ligas S.A.	Tin	BRAZIL	Conformant
CID001142	Metallic Resources, Inc.	Tin	UNITED STATES OF AMERICA	Conformant
CID002773	Metallo Belgium N.V.	Tin	BELGIUM	Conformant
CID002774	Metallo Spain S.L.U.	Tin	SPAIN	Conformant
CID001173	Mineracao Taboca S.A.	Tin	BRAZIL	Conformant
CID001182	Minsur	Tin	PERU	Conformant
CID001191	Mitsubishi Materials Corporation	Tin	JAPAN	Conformant
CID002858	Modeltech Sdn Bhd	Tin	MALAYSIA	Non Conformant
CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	VIET NAM	Outreach Required

CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	Tin	THAILAND	Conformant
CID002517	O.M. Manufacturing Philippines, Inc.	Tin	PHILIPPINES	Conformant
CID001337	Operaciones Metalurgicas S.A.	Tin	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
CID003208	Pongpipat Company Limited	Tin	MYANMAR	Outreach Required
CID003409	Precious Minerals and Smelting Limited	Tin	INDIA	Active
CID001399	PT Artha Cipta Langgeng	Tin	INDONESIA	Conformant
CID002503	PT ATD Makmur Mandiri Jaya	Tin	INDONESIA	Conformant
CID002835	PT Menara Cipta Mulia	Tin	INDONESIA	Conformant
CID001453	PT Mitra Stania Prima	Tin	INDONESIA	Conformant
CID001460	PT Refined Bangka Tin	Tin	INDONESIA	Conformant
CID001477	PT Timah Tbk Kundur	Tin	INDONESIA	Conformant
CID001482	PT Timah Tbk Mentok	Tin	INDONESIA	Conformant
CID002706	Resind Industria e Comercio Ltda.	Tin	BRAZIL	Conformant
CID001539	Rui Da Hung	Tin	TAIWAN, PROVINCE OF CHINA	Conformant
CID001758	Soft Metais Ltda.	Tin	BRAZIL	Conformant
CID002756	Super Ligas	Tin	BRAZIL	Outreach Required
CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	Tin	VIET NAM	Conformant
CID001898	Thaisarco	Tin	THAILAND	Conformant
CID003325	Tin Technology & Refining	Tin	UNITED STATES OF AMERICA	Conformant
CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin	VIET NAM	Outreach Required

CID002036	White Solder Metalurgia e Mineracao Ltda.	Tin	BRAZIL	Conformant
CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CHINA	Conformant
CID002180	Yunnan Tin Company Limited	Tin	CHINA	Conformant
CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Tin	CHINA	Conformant
CID000004	A.L.M.T. Corp.	Tungsten	JAPAN	Conformant
CID002833	ACL Metais Eireli	Tungsten	BRAZIL	Conformant
CID002502	Asia Tungsten Products Vietnam Ltd.	Tungsten	VIET NAM	Conformant
CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	CHINA	Conformant
CID002641	China Molybdenum Co., Ltd.	Tungsten	CHINA	In Communication
CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CHINA	Conformant
CID000281	CNMC (Guangxi) PGMA Co., Ltd.	Tungsten	CHINA	Outreach Required
CID003401	Fujian Ganmin RareMetal Co., Ltd.	Tungsten	CHINA	Conformant
CID000499	Fujian Jinxin Tungsten Co., Ltd.	Tungsten	CHINA	Conformant
CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	Tungsten	CHINA	Conformant
CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CHINA	Conformant
CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CHINA	Conformant
CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CHINA	Conformant
CID000568	Global Tungsten & Powders Corp.	Tungsten	UNITED STATES OF AMERICA	Conformant
CID000218	Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CHINA	Conformant
CID002542	H.C. Starck Smelting GmbH & Co. KG	Tungsten	GERMANY	Conformant

CID002541	H.C. Starck Tungsten GmbH	Tungsten	GERMANY	Conformant
CID000766	Hunan Chenzhou Mining Co., Ltd.	Tungsten	CHINA	Conformant
CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	CHINA	Conformant
CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	CHINA	Conformant
CID003182	Hunan Litian Tungsten Industry Co., Ltd.	Tungsten	CHINA	Conformant
CID002649	Hydrometallurg, JSC	Tungsten	RUSSIAN FEDERATION	Conformant
CID000825	Japan New Metals Co., Ltd.	Tungsten	JAPAN	Conformant
CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CHINA	Conformant
CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CHINA	Conformant
CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Tungsten	CHINA	Communication Suspended - Not Interested
CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CHINA	Conformant
CID002647	Jiangxi Xianglu Tungsten Co., Ltd.	Tungsten	CHINA	Active
CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CHINA	Conformant
CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CHINA	Conformant
CID003408	JSC "Kirovgrad Hard Alloys Plant"	Tungsten	RUSSIAN FEDERATION	Active
CID000966	Kennametal Fallon	Tungsten	UNITED STATES OF AMERICA	Conformant
CID000105	Kennametal Huntsville	Tungsten	UNITED STATES OF AMERICA	Conformant
CID003388	KGETS Co., Ltd.	Tungsten	KOREA, REPUBLIC OF	Conformant

CID003407	Lianyou Metals Co., Ltd.	Tungsten	TAIWAN, PROVINCE OF CHINA	Conformant
CID002319	Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CHINA	Conformant
CID002543	Masan Tungsten Chemical LLC (MTC)	Tungsten	VIET NAM	Conformant
CID002845	Moliren Ltd.	Tungsten	RUSSIAN FEDERATION	Conformant
CID002589	Niagara Refining LLC	Tungsten	UNITED STATES OF AMERICA	Conformant
CID002827	Philippine Chuangxin Industrial Co., Inc.	Tungsten	PHILIPPINES	Conformant
CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	VIET NAM	Conformant
CID002724	Unecha Refractory metals plant	Tungsten	RUSSIAN FEDERATION	Conformant
CID002044	Wolfram Bergbau und Hutten AG	Tungsten	AUSTRIA	Conformant
CID002843	Woltech Korea Co., Ltd.	Tungsten	KOREA, REPUBLIC OF	Conformant
CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CHINA	Conformant
CID002082	Xiamen Tungsten Co., Ltd.	Tungsten	CHINA	Conformant
CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	CHINA	Conformant
CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	CHINA	Conformant

Annex B

Country of Origin

Mineral	Mines of Origin
Tin
Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Republic Of Korea, Brazil, Guyana, USA, Chile, Laos, Colombia, Ecuador, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, China, Peru, Ethiopia, Germany, Russia, Singapore, VietnamEgypt, Madagascar, Sierra Leone, Ivory Coast, Bolivia Thailand, Netherlands, Sweden, Ireland, Slovakia, France, Nigeria, United Kingdom, Switzerland, Spain, Djibouti, Czech Republic, Zimbabwe, Suriname, Israel, Australia, Indonesia, Estonia, DRC or an adjoining country (Covered Countries), RussiaUSA, Brazil, Turkey, Vietnam, Brazil, R/S, Mexico, Poland, Uzbekistan, South Africa, Rwanda, Burundi, Uganda, Angola, Mozambique, South Sudan, Tanzania, Zambia, Central African Republic, Kenya, Papua New Guinea, Philippines, Bermuda, Kyrgyzstan, Morocco, Niger

Tantalum
China, DRC or an adjoining country (Covered Countries), Indonesia, USA, China, Brazil, Ethiopia, Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Mozambique, Luxembourg, Guyana, Republic Of Korea, Chile,  Laos, Ecuador, Colombia, Argentina, Hungary, Japan, India, Canada, Belgium, Namibia, Peru, Germany, Russia, Singapore, Vietnam, Egypt, Sierra Leone, Madagascar, Ivory Coast, Bolivia, Thailand, Netherlands, Ireland, Slovakia, Nigeria, France, United Kingdom, Switzerland, Spain, Djibouti, Czech Republic, Zimbabwe, Suriname, Israel, Australia, Estonia, Indonesia, Angola, South Sudan, Tanzania, Zambia, Central African Republic, Burundi, Rwanda, Uganda, Philippines, South Africa, Kenya, Belarus, Mexico, Slovenia, Italy, Kyrgyzstan, Mali, Ghana, Guinea, Niger

Tungsten
China, Japan, Indonesia, USA, Portugal, Canada, Spain, Peru, Australia, Brazil, Myanmar, Angola, Cambodia, Malaysia, Kazakhstan, Austria, Mongolia, Luxembourg, Guyana, Republic Of Korea, Chile, Laos, Ecuador, Colombia, Argentina, South Sudan, Hungary, Tanzania, Zambia, DRC or an adjoining country (Covered Countries), India, Belgium, Namibia, , Central African Republic, Germany, Ethiopia, Russia, Burundi, Vietnam, Singapore, Egypt, Sierra Leone, Madagascar, Bolivia Thailand, Netherlands, Ireland, Slovakia, Nigeria, France, Rwanda, United Kingdom, Switzerland, Djibouti, Czech Republic, Zimbabwe, Uganda, Suriname, Israel, Estonia, Ivory Coast, Vietnam, Philippines, Mozambique, Niger, Mexico, Papua New Guinea, Guinea

Gold
China, Japan, USA, Peru, Indonesia, Brazil, Chile, Uganda, Canada, Bolivia, Portugal, Spain, DRC or an adjoining country (Covered Countries), Australia, Myanmar, Cambodia, Malaysia, Kazakhstan, Portugal, Austria, Mongolia, Luxembourg, Republic Of Korea, Guyana, Laos, Ecuador, Colombia, Argentina, Hungary, India, Canada, Belgium, Namibia, Germany, Ethiopia, Russia, Singapore, Vietnam, Egypt, Madagascar, Sierra Leone, Ivory Coast, Thailand, Bolivia Netherlands, Ireland, Slovakia, Nigeria, France, United Kingdom, Switzerland, Spain, Djibouti, Czech Republic, Zimbabwe, Suriname, Israel, Estonia, Turkey, United Arab Emirates, Philippines, Mexico, Uzbekistan, Zambia, South Africa, Sweden, Papua New Guinea, italy, Bermuda, Angola , Mozambique, South Sudan, Tanzania, Central African Republic, Burundi, Rwanda, Kenya, Armenia, Niger, Bulgaria, Italy, Finland, Saudi Arabia, Poland, Kyrgyzstan, Albania, Afghanistan, New Zealand, Dominican Republic, Ghana, Guinea, Liberia, Mauritania, Siberian And Far Eastern Regions, Mali, Lithuania, Sudan